Investor Presentation November/December 2016 Exhibit 99.1

2 Forward Looking Statements and Non-GAAP Information This presentation contains “forward-looking statements”. Other than statements of historical facts, all statements contained in this presentation, including statements regarding the Company’s future financial position, future revenue, prospects, plans and objectives of management, are forward-looking statements. Words such as “outlook,” “believe,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “could,” “project,” and similar expressions, as well as statements in future tense, identify forward-looking statements. You should not consider forward-looking statements as a guarantee of future performance or results. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief at that time with respect to future events. Such statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors, assumptions, uncertainties, and risks that could cause such differences are discussed in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on August 31, 2016 and other filings with the SEC. The forward-looking statements in this presentation are expressly qualified in their entirety by this cautionary statement. The Company undertakes no obligation to update these forward-looking statements to reflect new information, or events or circumstances arising after such date. This presentation includes certain “Non-GAAP” financial measures as defined by Regulation G of the SEC. As required by the SEC, we have provided a reconciliation of those measures to the most directly comparable GAAP measures on the Regulation G slides included as slides 32 through 37 of this presentation. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, our reported GAAP results.

3 Leading supplier of specialty contracting services to telecommunication providers Nationwide footprint  Operates in all 50 states, Washington, D.C. and in Canada  Over 40 operating subsidiaries  Over 13,000 employees Strong revenue base and customer relationships  Contract revenues of $799.2 million in Q1-17 compared to $659.3 million in Q1-16, organic growth of 18.0%*  Non-GAAP Adjusted EBITDA of $129.2 million, or 16.2% of revenues in Q1-17, compared to $105.7 million, or 16.0% in Q1-16  Non-GAAP Adjusted Diluted EPS increased to $1.67 in Q1-17 compared to $1.24 diluted earnings per share in Q1-16 Solid financial profile  Liquidity exceeds $346.1 million at October 29, 2016, consisting of availability under our Credit Facility and cash on hand Dycom Overview See “Regulation G Disclosure” slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures. * Organic growth excludes contract revenues of acquired businesses not included for the entire period of Q1-17 and Q1-16.

4 Telecommunications networks fundamental to economic progress Fiber is the foundation globally for wireline and wireless networks Consumer demand for bandwidth driving fiber deployments by telecom providers With less than 15% total broadband connections provisioned by fiber in U.S., significant opportunities for sustained growth Telecommunication Industry Overview Source: Organisation for Economic Co-operation and Development (OECD), Broadband Portal (Dec. 2015)

5 “Yes, it is better. It is, where we have the -- it's one of the reasons we continue to accelerate fibre. […] Meaning, for investors on the line, FTTN or FTTH when I do that. That's clearly where we don't have either of those footprints, where we see the, in essence, the decline in Internet subs. But yes, clearly where we have FTTH is where we see the strongest results. And that's why we continue to make the investment, and why we're going to do that over the next decade.” George Cope, Bell Canada, President and CEO – November 2016 “[…] CapEx increased 19% due to continued generational investments in broadband network infrastructure. This included connecting more homes and businesses directly to our fiberoptic network. Our TELUS pure fiber quick print is now in approximately 1 million homes and businesses.” Doug French, TELUS Corporation, EVP & CFO – November 2016 “For sure, and if you look at our converged network strategy, our converged network fiber deep strategy is in service of the DOCSIS 3.1 and gigabit Internet and all the things that come with that. So all of that is built into our long-term plans.” Brad Shaw, Shaw Communications Inc., CEO – November 2016 “So on that one, I think we and our competitors have been consistent that we are battling house by house in areas where we are investing and they are investing.” “Why anybody would go with less than 100 meg speed is a puzzle to me.” Guy Laurence, Rogers Communications Inc., President & CEO - July 2016 Telecommunication Industry Overview

6 Massive investment cycle in early stages - total U.S. homes passed with fiber less than 15% (a) Potential of 124.6 million U.S. households (Statista-2015) with estimate that each home will be passed by two separate telecom providers. Source: Fiber to the Home Council (FTTH Council) (Nov. 2015). 188 million 75% of homes commercially viable for fiber passing 250 million passings (a)  Eventual fiber passings estimated to be approximately 188 million  26 million fiber passings completed through 2015 - over a decade in process “And as we would expect, capital expenditures have trended up as we kind of finish out our Fioptics investments. [.…]. If we talk about the capital build and where we are at there, today we've covered about 50% of our footprint. We anticipate going somewhere from 70-ish%, 75% by the time it's all done.” Chris Elma, Cincinnati Bell Inc., VP Finance & Treasurer – December 2015 Telecommunication Industry Overview

7 Strong Secular Trend “IP traffic in North America will reach 59.1 EB (exabytes) per month by 2020, growing at a CAGR of 19 percent.” Cisco VNI: Forecast and Methodology, 2015–2020 (June 2016) “In North America, 88% of fixed broadband connections will be faster than 10 Mbps in 2020, up from 64% today.” Cisco VNI Complete Forecast Highlights (2016) Sources: U.S. Telecom, The Broadband Association Cisco Visual Networking Index U.S. National Bureau of Economic Analysis Strong and stable growth in IP traffic even in times of GDP decline North America Internet Protocol Traffic vs. GDP Growth

8 Industry drivers Firm and strengthening end market drivers  Telephone companies deploying FTTx to enable video offerings and 1 gigabit connections  Cable operators continuing to deploy fiber to small and medium businesses with overall cable capital expenditures, new build opportunities, and capacity expansion projects increasing  Wireless carriers increasing 4G capacity and augmenting 4G with new 5G technologies  Connect America Fund (“CAF”) II projects in planning, engineering, and construction, with activity firmly underway. We are executing meaningful assignments from one recipient for fixed wireless deployments  Customers are consolidating supply chains creating opportunities for market share growth and increasing the long-term value of our maintenance business Encouraged that industry participants are committed to multi-year capital spending initiatives which in most cases are meaningfully accelerating and expanding in scope

Key Driver: FTTx Deployments

DYCOM

AT&T



AT&T Homes Passed
US Homes Passed (In Millions)
0
2
4
6
8
10
12
14
1.0
2.2
2.6
12.5
Q4-15
Q2-16
Q4-16 Estimate
2019 FCC Commitment

Sources: AT&T Press Releases and transcripts.

CenturyLink



CenturyLink Addressable Broadband Units ≥ 100 Mbps
Addressable Broadband Units >100 Mpbs (In Millions)
0
2
4
6
8
10
12
Q2-16
2017 Estimate
2018 Estimate
2019 Estimate

Sources: CenturyLink Press Releases , Presentations and transcripts.

- **Telephone companies are deploying fiber to the home and fiber to the node technologies to enable video offerings and 1 gigabit connections**
- **Data transmission speeds dramatically increasing**
- **Key customer recently committed to passing millions of new locations with fiber**

"So we've had this plan about fiber investments for a number of years. This 12.5 million commitment that we made to the FCC with regard to the DIRECTV transaction, it's just another step in that process. It's a commitment made, and it's going to be a commitment kept. Would I expect that we possibly do more than 12.5 million? That wouldn't surprise me at all."

John Stephens, AT&T Inc., Senior EVP, CFO - November 2016

"[..] we've not changed our investment plans. So we still expect in our top 25 markets by the end of 2019 to have 90% of our customers to have 40 meg or better, 70% to have 100 meg or better, and 20% to have a gig or better. So -- and we will use the most effective, efficient technologies to get to the customers based on the current state of our network."

Stewart Ewing, CenturyLink, CFO - November 2016

9

10 Key Driver: Fiber to Businesses 1 Trailing Twelve Month Period ended October 30, 2016 2 Calculated as the combination of the estimated addressable market given by Charter ($20Bn) and Time Warner Cable ($10Bn) in their respective earnings transcripts prior to their May 2016 merger. “Concerning the network, we have continued to invest over the years in our network capacity and we will continue to do that. Business services has brought fiber deeper into the network. We are going fiber direct to new developments and to some MDUs. So we will continue to invest in the network but it is nothing new to our business. We have increased capacity, doubled capacity every 18 to 24 months and that has been happening for the last 8 to 10 years.” Neil Smit, EVP & President and CEO, Comcast – October 2016 Revenue earned by Comcast and Charter from Business Services totaled $10.6 Billion1 of an Addressable Market of $70 billion 2 Sources: Comcast and Charter Press Releases and transcripts

11 Key Driver: Wireless Network Upgrades “If you think about it, we never built FiOS in the city of Boston and there was a reason for that. We looked at it and we said, okay, it's all right, but from the standpoint of the return profile, it was a bit marginal. But when I layer in the capital leverage that we achieve by blending the uses of that common plant, it changes the outlook. And so as I think about where I'm deploying my wireless network, where we will be densifying that wireless network, what else can I do with that common fiber is a big deal. And I think the way we've talked about this in terms of our capital spend historically -- you've got a wireline spend; you've got a wireless spend. In some cases, the line is less bright because of the nature of what you are doing with the technology.” John Stratton, Verizon Communications Inc. – EVP, President of Operations – November 2016  Wireless carriers are increasing 4G capacity and augmenting 4G with new 5G technologies creating growth opportunities in the near to intermediate term  Carriers enhancing coverage and capacity by increasing the number of small cells  Newly emerging wireless technologies will drive significant additional wireline growth opportunities Growth in Number of Cell Sites¹ 1 Source: Industry publications * Compound Annual Growth Rate (CAGR) *

12 Key Driver: Connect America Fund “On the legacy side, let's talk about the CAF-II. We will have a 170,000 homes passed by the end of this year. And the CAF-II program runs all the way to 2020. And there's milestones that we have committed to with the regulators to achieve every year as far as how many homes are passing. We also do get areas -- for instance, the 170,000 homes, we actually have another 90,000 homes that also benefited from what we're doing with the CAF-II, so there is a piece there.” Perley McBride, Frontier Communications Corporation – EVP and CFO- November 2016 New projects from Connect America Fund deploying fiber deeper into networks  Connect America Fund (“CAF”) is a FCC initiative to bring broadband access to rural communities  CAF Phase II – FCC offers support of up to $1.676 billion annually to price cap carriers to expand broadband service to rural America  Multi-year subsidies; must provision broadband speeds of at least 10 Mbps downstream/1 Mbps upstream  Over $1.5 billion in funding was accepted in August 2015 by the price cap carriers (including AT&T, CenturyLink, Windstream, Frontier and others) with the remaining $175 million to be allocated through an auction process Sources: FCC.gov

13 Intensely Focused on Telecommunications Market  Outside Plant & Equipment Installation  Premise Equipment Installation  Wireless  Engineering  Underground Facility Locating Contract revenues of $799.2 million for Q1-17 Services Crucial to Customers’ Success Electric and Gas Utilities and Other Underground Facility Locating Telecommunications Dycom is well-positioned to benefit from future growth opportunities

14 Local Credibility, National Capability Dycom headquarters Primary locations Subsidiaries Dycom’s Nationwide Presence

15 Focused on High Value Profitable Growth  Anticipate emerging technology trends that drive capital spending  Deliberately target high quality, long-term industry leaders which generate the vast majority of the industry’s profitable opportunities  Selectively acquire businesses that complement our existing footprint and enhance our customer relationships  Leverage our scale and expertise to expand margins through best practices

16 Well Established Customers Top Customers Dycom has established relationships with:  Telephone companies  Wireless carriers  Cable television multiple system operators  Electric utilities and others Customer Revenue Breakdown Q1-17 Blue-chip, investment grade customers comprise a substantial portion of revenue

17 Durable Customer Relationships Revenues ($ in millions) Note: For comparison purposes, revenues from Charter Communications, Inc., Time Warner Cable Inc., and Bright House Networks, LLC have been combined for periods prior to their May 2016 merger.

18 Anchored by Long-Term Agreements  Dycom is party to hundreds of MSA’s and other arrangements with customers that extend for periods of one or more years  Generally multiple agreements maintained with each customer  Master Service Agreements (MSA’s)  Multi-year, multi-million dollar arrangements covering thousands of individual work orders  Generally exclusive requirement contracts  Agreements can at times be negotiated  Majority of contracts are based on units of delivery  Backlog at $5.203 billion as of Q1-17 compared to $3.967 billion at Q1-16 Revenue by Contract Type for Fiscal Q1-17 Backlog ($ in millions) Our backlog estimates represent amounts under master service agreements and other contractual agreements for services projected to be performed over the terms of the contracts and are based on contract terms, our historical experience with customers and, more generally, our experience in similar procurements. Backlog is not a measure defined by United States generally accepted accounting principles; however, it is a common measurement used in our industry. Our methodology for determining backlog may not be comparable to the methodologies used by others. Master Service Agreements Long-term contracts Short-term contracts

19 10 Years of Robust Cash Flow Generation Sources and Uses of Cash ($ in millions) Notes: Amounts represent cumulative cash flow for fiscal 2007 – fiscal 2016; See “Regulation G Disclosure” slides as set forth in the Appendix for a summary of amounts. Amounts may not add due to rounding. 1 Other cash flow includes borrowings, other financing and investing activities and beginning cash on hand.  Strong operating cash flow of $1.097 billion since fiscal 2007  Prudent approach to capital allocation:  $392 million invested in share repurchases  $634 million invested in business acquisitions  $700 million in cap-ex, net of disposals, or approximately 40% of allocation 37% Business Acquisitions 40% Cap-ex, net 23% Share Repurchases Fiscal 2007 – Fiscal 2016 Robust cash flow generation and prudent capital allocation provide strong foundation for returns

20 Industry Themes  Industry increasing network bandwidth dramatically  Major industry participants deploying significant wireline networks  Newly deployed networks provisioning 1 gigabit speeds; multi-gigabit speeds planned by some industry participants  Industry developments have produced opportunities which in aggregate are without precedent  Delivering valuable service to customers  Currently providing services for 1 gigabit full deployments across the country in dozens of metropolitan areas to a number of customers  Revenues and opportunities driven by this industry standard continue to grow meaningfully  Customers are revealing with more specificity multi-year initiatives that are being implemented and managed locally. Calendar 2016 performance to date and outlook clearly demonstrate a massive investment cycle in wireline networks  Increasingly encouraged that newly emerging wireless technologies will drive significant additional wireline growth opportunities  Dycom’s scale, market position and financial strength position it well as opportunities continue to expand

Financial Update Financial Update

22  Strong operating results  Contract revenues of $799.2 million in Q1-17 compared to $659.3 million in Q1-16, organic growth of 18.0%*  Non-GAAP Adjusted EBITDA of $129.2 million, or 16.2% of revenues in Q1-17, compared to $105.7 million, or 16.0% in Q1-16  Non-GAAP Adjusted Diluted EPS increased to $1.67 in Q1-17 compared to $1.24 per share in Q1-16  Solid financial profile  Strong balance sheet and cash flows; Sound credit metrics and no near term debt maturities  Robust operating cash flows of $248.8 million TTM as of Q1-17  Capital structure designed to produce strong returns  During fiscal 2016, repurchased 2,511,578 common shares for $170 million at an average price of $67.69 per share Financial Overview See “Regulation G Disclosure” slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures. * Organic growth excludes contract revenues of acquired businesses not included for the entire period of Q1-17 and Q1-16.

23 Contract Revenue Trend Annual Organic Revenue Trend Quarterly Contract Revenues Quarterly Organic Revenue Trend Annual Growth in Contract Revenues Financial charts - $ in millions See “Regulation G Disclosure” slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures. Strong and sustained financial performance * *Q4-16 organic % growth adjusted for additional week in Q4-16

24 Earnings Non-GAAP Adjusted EBITDA Quarterly Non-GAAP Adjusted EBITDA Non-GAAP Adjusted Diluted EPS Financial charts - $ in millions, except earnings per share amounts See “Regulation G Disclosure” slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures. Quarterly Non-GAAP Adjusted Diluted EPS

25 Strong balance sheet and robust liquidity Liquidity and Cash Flow Financial tables - $ in millions  Liquidity exceeds $346 million at the end of Q1-17 consisting of availability from our Credit Facility and cash on hand Cash Flow from Operating Activities  Operating cash flows support strong organic growth (a) Availability on Revolver presented net of $57.6 million for outstanding L/C’s under the Senior Credit Agreement at each of Q4-16 and Q1-17.

26 Capital Allocated to Maximize Returns Strong balance sheet, solid cash flow and long-term confidence in industry outlook drives capital allocation strategy  Invest in organic growth  Organic revenue grew 18.0 % in Q1-17 and 22.7% in fiscal 2016, reflecting growth from several key customers  Pursue complementary acquisitions  Fiscal 2013 - 2016 acquisitions further strengthened Dycom’s customer base, geographic scope, and technical service offerings  During fiscal 2015 and 2016, acquired 9 businesses for $189.1 million further strengthening customer relationships and expanding geographic reach  Share repurchases  Repurchased approximately 23.0 million shares for approximately $579 million since fiscal 2006  $100 million authorization available for share repurchases through October 2017 See “Regulation G Disclosure” slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures. Dycom is committed to maximizing long term returns through prudent capital allocation

27 Financial Update Questions and Answers

28 Financial Update Selected Information from Q1-17 Dycom Results Conference Call Materials The following slides 29-31 were used on November 22, 2016 in connection with the Company’s conference call to discuss fiscal 2017 first quarter results and are included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to these slides. The information and statements contained in slides 29-31 that are forward-looking are based on information that was available at the time the slides were initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 22, 2016 and November 23, 2016.

Q2-2017 Outlook – This slide was prepared and used on November 22, 2016 in connection with the Company's conference call to discuss fiscal 2017 first quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on November 22, 2016 and November 23, 2016.

DYCOM

Q2-2017 Outlook

Financial table- $ in millions, except earnings per share amounts (% as a percent of contract revenues)

	Q2-2016 Included for comparison	*Q2-2017 Outlook and Commentary*	
Contract Revenues	$ 559.5	**$640 - $670**	➢ Expectations of normal winter weather ➢ Broad range of demand from several large customers ➢ Robust 1 gigabit deployments, cable capacity projects accelerating, CAF II firmly underway, core market share growth ➢ Total revenue expected to include approximately $10.0 million in Q2-17 from businesses acquired in Q4-16. For organic growth calculations, there were no acquired revenues in Q2-16
Gross Margin %	19.5%	Gross Margin % which increases from Q2-16	➢ Solid mix of customer growth opportunities ➢ Q2 margins display impacts of seasonality including: * inclement winter weather * fewer available workdays due to holidays * reduced daylight work hours * restart of calendar payroll taxes
G&A Expense %	8.4%	G&A as a % of revenue which increases from Q2-16	➢ G&A as a % of revenue supports our increased scale
Share-based compensation	$ 4.2	$ 5.3	➢ Outlook for G&A expense % includes share-based compensation
Depreciation & Amortization	$ 29.9	$35.6 - $36.3	➢ Depreciation reflects cap-ex supporting growth and maintenance ➢ Includes amortization of approximately $6.1 million in Q2-17 compared to $4.7 million in Q2-16
Non-GAAP Adjusted Interest Expense	$ 3.7	Approximately $ 4.8	➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.4 million in Q2-17 compared to $4.1 million in Q2-16
Other Income, net	$ 1.1	$ 0.6 - $ 1.1	➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program
Non-GAAP Adjusted EBITDA %	11.9%	Non-GAAP Adjusted EBITDA % which increases from Q2-16	***Adjusted EBITDA amount increases from revenue growth and strong operating performance***
Non-GAAP Adjusted Diluted Earnings per Share	$ 0.54	**$ 0.61 - $ 0.73**	➢ Non-GAAP Adjusted Diluted EPS excludes non-cash amortization of debt discount on Senior Convertible Notes. See slide 31 for reconciliation of guidance for Non-GAAP Adjusted Diluted Earnings per Common Share
Diluted Shares	33.5 million	32.3 million	

See "Regulation G Disclosure" slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures.

29

Looking Ahead to Q3-2017 – This slide was prepared and used on November 22, 2016 in connection with the Company's conference call to discuss fiscal 2017 first quarter results and is included for your convenience. Reference is made to slide 2 titled "Forward-Looking Statements and Non-GAAP Information" with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management's good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company's Form 8-Ks filed with the Securities and Exchange Commission on November 22, 2016 and November 23, 2016.

DYCOM

Looking Ahead to Q3-2017

Financial table- $ in millions (% as a percent of contract revenues)

	Q3-2016 Included for comparison	Q3-2017 Outlook and Commentary	
Contract Revenues	$ 664.6	Total revenue growth % of mid to high single digits as a % of revenue compared to Q3-16	➢ Expectation of normal winter weather ➢ Broad range of demand from several large customers ➢ Robust 1 gigabit deployments, cable capacity projects accelerating, CAF II firmly underway, core market share growth ➢ Total revenue expected to include approximately $10.0 million in Q3-17 from businesses acquired in Q4-16. For organic growth calculations, there were no acquired revenues in Q3-16
Gross Margin %	21.7%	Gross Margin % which increases from Q3-16	➢ Solid mix of customer growth opportunities
G&A Expense %	8.5%	G&A as a % of revenue which declines from Q3-16	➢ G&A as a % of revenue supports our increased scale
Share-based compensation	$ 3.9	$ 4.9	➢ Outlook for G&A expense % includes share-based compensation
Depreciation & Amortization	$ 31.6	$36.0 - $36.7	➢ Depreciation reflects cap-ex supporting growth and maintenance ➢ Includes amortization of approximately $6.1 million in Q3-17 compared to $4.5 million in Q3-16
Non-GAAP Adjusted Interest Expense	$ 3.8	Approximately $ 4.8	➢ Non-GAAP Adjusted Interest Expense excludes non-cash amortization of debt discount of $4.4 million in Q3-17 compared to $4.2 million in Q3-16
Other Income, net	$ 4.3	$ 2.6 - $ 3.2	➢ Other income, net primarily includes gain (loss) on sales of fixed assets and discount charges related to non-recourse sales of accounts receivable in connection with a customer's supplier payment program
Non-GAAP Adjusted EBITDA %	13.8%	Non-GAAP Adjusted EBITDA % which increases from Q3-16	***Adjusted EBITDA amount increases from revenue growth and strong operating performance***

See "Regulation G Disclosure" slides 32-37 for a reconciliation of GAAP to Non-GAAP financial measures.

30

31 Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Outlook – Diluted Earnings per Common Share Unaudited Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37. (a) Guidance for diluted earnings per common share and Non-GAAP Adjusted Diluted Earnings per Common Share for the three months ending January 28, 2017 were computed using approximately 32.3 million in diluted weighted average shares outstanding. (b) The Company expects to recognize approximately $4.4 million in pre-tax interest expense during the three months ending January 28, 2017 for non-cash amortization of the debt discount associated with its 0.75% Senior Convertible Notes. The Company excludes the effect of this non-cash amortization in its Non- GAAP financial measures. Outlook for the Three Months Ending January 28, 2017(a) Diluted earnings per common share $0.53 - $ 0.65 Adjustment After-tax non-cash amortization of debt discount (b) $ 0.08 Non-GAAP Adjusted Diluted Earnings per Common Share $0.61 - $ 0.73 Appendix: Regulation G Disclosure This slide was prepared and used on November 22, 2016 in connection with the Company’s conference call to discuss fiscal 2017 first quarter results and is included for your convenience. Reference is made to slide 2 titled “Forward-Looking Statements and Non-GAAP Information” with respect to this slide. The information and statements contained in this slide that are forward-looking is based on information that was available at the time the slide was initially prepared and/or management’s good faith belief at that time with respect to future events. Except as required by law, the Company may not update forward-looking statements even though its situation may change in the future. For a full copy of the conference call materials, including the conference call transcript, see the Company’s Form 8-Ks filed with the Securities and Exchange Commission on November 22, 2016 and November 23, 2016.

32 Appendix: Regulation G Disclosure Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37. Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Organic Contract Revenue Unaudited ($ in millions) 1 The fourth quarter of fiscal 2016 contained 14 weeks as a result of our 52/53 week fiscal year as compared to 13 weeks in all other quarterly periods presented herein. 1

33 1 Non-GAAP adjustments in FY 2016 reflect adjustments in Q4-16 resulting from the Company’s 52/53 week fiscal year of $52.9 million. The Q4-16 Non-GAAP adjustments reflect the impact of the additional week in Q4-16 and are calculated by (i) contract revenues less acquired revenue, divided by (ii) 14 weeks. The result, representing one week of contract revenues, is subtracted from the GAAP-contract revenues to calculate 13 weeks of revenues for Q4-16 on a Non-GAAP basis for comparison purposes. Contract Revenues and Organic Growth - Reconciliation of GAAP to Non-GAAP Measures ($ in millions) The table below reconciles GAAP revenue growth to Non-GAAP organic revenue growth Use of Non-GAAP Financial Measures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37. Notes: Amounts may not add due to rounding. Appendix: Regulation G Disclosure Revenues from businesses acquired Revenues from storm restoration services Adjustment for extra week as a result of 52/53 week fiscal year 1 Total Adjustment GAAP NON-GAAP FY 2016 2,672.5$ (159.0)$ -$ (52.9)$ (211.9)$ 2,460.6$ 32.2% 22.7%,02 .3 (17.7 ( 7.7 ,004. FY 2015 2,022.3$ (17.7)$ -$ -$ (17.7)$ 2,004.6$ FY 2015 2,022.3$ (40.4)$ -$ -$ (40.4)$ 1,982.0$ 11.6% 9.6%1,811.6 (2.8 (2.8 ,808.8 FY 2014 1,811.6$ (2.8)$ -$ -$ (2.8)$ 1,808.8$ FY 2014 1,811.6$ (499.3)$ -$ -$ (499.3)$ 1,312.3$ 12.6% 4.7%,608. 337.9 354.6 ,254.0 FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ FY 2013 1,608.6$ (337.9)$ (16.7)$ -$ (354.6)$ 1,254.0$ 33.9% 4.9%,2 1.1 - (6.0 ,195.1 FY 2012 1,201.1$ -$ (6.0)$ -$ (6.0)$ 1,195.1$ FY 2012 1,201.1$ (54.5)$ (6.0)$ -$ (60.5)$ 1,140.6$ 16.0% 15.4%,035.9 33.8 47.8 988.1 FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ FY 2011 1,035.9$ (33.8)$ (14.1)$ -$ (47.8)$ 988.1$ 4.8% 2.0%988.6 - (20.1) 6 .5 FY 2010 988.6$ -$ -$ (20.1)$ (20.1)$ 968.5$ GAAP Contract Revenues NON-GAAP ADJUSTMENTS NON-GAAP Contract Revenues 1 Organic Growth %

Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Calculation of Cumulative Cash Flows Fiscal 2007 through Fiscal 2016
Unaudited
($ in millions)

	Net Cash Provided by Operating Activities	Capital Expenditures, Net of Proceeds from Asset Sales	Cash Paid for Acquisitions, net of cash acquired	Repurchases of Common Stock	Borrowings and Other Financing Activities [1]	Other Investing Activities [2]	Total Other Financing and Investing Activities
FY-16	$ 261.5	$ (175.5)	$ (157.2)	$ (170.0)	$ 254.1	$ (0.5)	$ 253.6
FY-15	141.9	(93.6)	(31.9)	(87.1)	75.9	(4.5)	71.4
FY-14	84.2	(73.7)	(17.1)	(10.0)	19.0	(0.3)	18.7
FY-13	106.7	(58.8)	(330.3)	(15.2)	263.5	0.1	263.6
FY-12	65.1	(52.8)	-	(13.0)	7.6	0.9	8.5
FY-11	43.9	(49.2)	(36.5)	(64.5)	47.5	0.2	47.7
FY-10	54.1	(46.6)	-	(4.5)	(4.4)	-	(4.4)
FY-09	126.6	(25.3)	-	(2.9)	(15.7)	(0.1)	(15.8)
FY-08	104.3	(62.3)	0.5	(25.2)	(13.8)	(0.3)	(14.1)
FY-07	108.5	(62.3)	(61.8)	-	7.7	(0.4)	7.3
Cumulative	$ 1,096.8	$ (700.2)	$ (634.3)	$ (392.4)	$ 641.4	$ (4.8)	$ 636.5

Cash at July 29, 2006	$ 27.3
Cash at July 30, 2016	33.8
Difference represents beginning cash used during the period	$ (6.5)
Total amount provided by Other Financing and Investing Activities and beginning cash on hand	$ 630.0

Notes: Amounts may not add due to rounding.

[1] *Other financing activities represents net cash provided by (used in) financing activities less repurchases of common stock.*

[2] *Other investing activities represents net cash provided by (used in) investing activities less capital expenditure, net of proceeds from asset sales and less cash paid for acquisitions, net of cash acquired.*

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Appendix: Regulation G Disclosure

DYCOM

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures
Non-GAAP Adjusted Net Income, Non-GAAP Adjusted Diluted EPS, and Non-GAAP Adjusted Interest Expense
Unaudited ($ in 000's, except per share amounts)

Reconciliation of Net Income to Non-GAAP Adjusted Net Income and Diluted EPS to Non-GAAP Adjusted Diluted EPS

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Q4-14	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17
Net income	$ 16.1	$ 39.4	$ 35.2	$ 16.5	$ 40.0	$ 20.8	$ 9.4	$ 20.3	$ 33.8	$ 84.3	$ 30.8	$ 15.5	$ 33.1	$ 49.4	$ 128.7	$ 51.1
Loss on debt extinguishment	8.3	-	-	-	-	-	-	-	-	-	16.3	-	-	-	16.3	-
Amortization of debt discount	-	-	-	-	-	-	-	-	-	-	1.8	4.1	4.2	4.6	14.7	4.3
Charges for settlement of wage and hour litigation	0.6	-	0.5	0.6	0.6	-	-	-	-	-	-	-	-	-	-	-
Acquisition related costs	0.2	-	6.8	-	-	-	-	-	-	-	-	-	-	0.7	0.7	-
Tax impact of adjustments	(3.3)	-	(3.0)	(0.2)	(0.2)	-	-	-	-	-	(6.8)	(1.6)	(1.6)	(2.0)	(12.0)	(1.6)
Total adjustments, net of tax	$ 5.8	$ -	$ 4.6	$ 0.4	$ 0.4	$ -	$ -	$ -	$ -	$ -	$ 11.2	$ 2.5	$ 2.6	$ 3.3	$ 19.6	$ 2.7
Non-GAAP Adjusted Net income	**$ 21.9**	**$ 39.4**	**$ 39.8**	**$ 16.9**	**$ 40.3**	**$ 20.8**	**$ 9.4**	**$ 20.3**	**$ 33.8**	**$ 84.3**	**$ 42.0**	**$ 18.0**	**$ 35.7**	**$ 52.7**	**$ 148.4**	**$ 53.7**
Diluted Earnings Per Share																
Net income	$ 0.45	$ 1.14	$ 1.04	$ 0.47	$ 1.15	$ 0.59	$ 0.27	$ 0.58	$ 0.97	$ 2.41	$ 0.91	$ 0.46	$ 1.00	$ 1.54	$ 3.89	$ 1.59
Adjusting Items from above, after tax	0.16	-	0.14	0.01	0.01	-	-	-	-	-	0.33	0.08	0.08	0.10	0.59	0.08
Non-GAAP Adjusted Diluted Earnings Per Common Share	**$ 0.61**	**$ 1.14**	**$ 1.18**	**$ 0.48**	**$ 1.16**	**$ 0.59**	**$ 0.27**	**$ 0.58**	**$ 0.97**	**$ 2.41**	**$ 1.24**	**$ 0.54**	**$ 1.08**	**$ 1.64**	**$ 4.48**	**$ 1.67**
Fully Diluted Shares (in thousands)	35,754	34,482	33,782	34,960	34,816	35,118	35,127	35,029	34,831	35,027	33,887	33,520	33,051	32,074	33,116	32,200

Reconciliation of Non-GAAP Adjusted Interest Expense

	Fiscal 2011	Fiscal 2012	Fiscal 2013	Q4-14	Fiscal 2014	Q1-15	Q2-15	Q3-15	Q4-15	Fiscal 2015	Q1-16	Q2-16	Q3-16	Q4-16	Fiscal 2016	Q1-17
Interest expense, net	$ 15.9	$ 16.7	$ 23.3	$ 6.6	$ 26.8	$ 6.7	$ 6.7	$ 6.6	$ 6.9	$ 27.0	$ 9.1	$ 7.9	$ 8.0	$ 9.7	$ 34.7	$ 9.1
Adjusting Items from above	-	-	-	-	-	-	-	-	-	-	(1.8)	(4.1)	(4.2)	(4.6)	(14.7)	(4.3)
Non-GAAP Adjusted Interest Expense	**$ 15.9**	**$ 16.7**	**$ 23.3**	**$ 6.6**	**$ 26.8**	**$ 6.7**	**$ 6.7**	**$ 6.6**	**$ 6.9**	**$ 27.0**	**$ 7.4**	**$ 3.7**	**$ 3.8**	**$ 5.1**	**$ 20.0**	**$ 4.8**

Notes: Amounts above may not add due to rounding.

Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37.

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36 Appendix: Regulation G Disclosure Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures Non-GAAP Adjusted EBITDA Unaudited ($ in 000's, except per share amounts) Use of Non-GAAP Financial Measures: The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In our quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, we may use or discuss Non-GAAP financial measures, as defined by Regulation G of the SEC. See Explanation of Non-GAAP Measures on slide 37. Notes: Amounts above may not add due to rounding. .

37 Explanation of Non-GAAP Measures Appendix: Regulation G Disclosure The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used in this trend schedule as follows: • Non-GAAP Organic Contract Revenues – contract revenues from businesses that are included for the entire period in both the current and prior year periods, adjusted for the additional week in the fourth quarter of fiscal 2016 as a result of the Company’s 52/53 week fiscal year. Non-GAAP Organic Revenue growth (decline) is calculated as the percentage change in Non-GAAP Organic Revenues over those of the comparable prior year period. Management believes organic growth (decline) is a helpful measure for comparing the Company’s revenue performance with prior periods. • Non-GAAP Adjusted EBITDA – net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, loss on debt extinguishment, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates. • Non-GAAP Adjusted Net Income – GAAP net income before loss on debt extinguishment, non-cash amortization of the debt discount, certain non-recurring items and any tax impact related to these items. Non-GAAP Adjusted Diluted Earnings per Common Share – Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management excludes or adjusts each of the items identified below from Non-GAAP Adjusted Net Income and Non-GAAP Adjusted Diluted Earnings per Common Share: • Non-cash amortization of the debt discount – The Company’s 0.75% convertible senior notes due 2021 (the "Notes") were allocated between debt and equity components. The difference between the principal amount and the carrying amount of the liability component of the Notes represents a debt discount. The debt discount will be amortized over the term of the Notes but will not result in periodic cash interest payments. The Company has excluded the non-cash amortization of the debt discount from its Non-GAAP financial measures because it believes it is useful to analyze the component of interest expense for the Notes that will be paid in cash. The exclusion of the non-cash amortization from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Acquisition transaction related costs – The Company incurred costs of approximately $0.7 million in connection with an acquisition during the fourth quarter of fiscal 2016. The exclusion of the acquisition transaction related costs from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing financial results. • Loss on debt extinguishment – The Company incurred a pre-tax charge of approximately $16.3 million for early extinguishment of debt in connection with the redemption of its 7.125% senior subordinated notes during the first quarter of fiscal 2016. Management believes excluding the loss on debt extinguishment from the Company’s Non-GAAP financial measures assists investors’ overall understanding of the Company's current financial performance. The Company believes this type of charge is not indicative of its core operating results. The exclusion of the loss on debt extinguishment from the Company’s Non-GAAP financial measures provides management with a consistent measure for assessing the current and historical financial results. • Tax impact of adjusted results – The tax impact of the adjusted results was calculated utilizing a Non-GAAP effective tax rate which approximates the Company’s effective tax rate used for financial planning.

Investor Presentation November/December 2016